Exhibit 99.1

April 20, 2005

SCS Transportation, Inc. Announces First-Quarter EPS of $0.26

(KANSAS CITY, Mo.) – SCS Transportation, Inc. (NASDAQ: SCST) today reported first-quarter 2005 revenue of $253.3 million, up 12 percent from $225.3 million a year earlier. Net income rose 52 percent to $4.0 million for the first quarter, from $2.6 million in the prior-year quarter. Earnings per share were $0.26, up from $0.17 in the first quarter of 2004. The prior-year results included $1.0 million, or $0.04 per share, in integration charges.

Consolidated operating income in the first quarter of 2005 was $9.2 million, up from $6.8 million in the prior-year quarter, which included the integration charges. The first quarter of the year is generally the weakest due to seasonally lower volumes and winter weather effects.

“We reached a milestone of $1 billion in revenues for SCS Transportation in the past 12 months,” said Bert Trucksess, chairman, president and chief executive officer. “As we move through 2005, Saia continues to build on its performance gains and pursue additional growth opportunities, while Jevic is taking important steps to improve core profitability.”

Update on Operating Companies

Saia revenue was $167.0 million in the first quarter, up 17 percent from a year earlier. Saia operating income was $9.0 million, up 47 percent from the prior-year quarter, which included a $1 million integration charge in connection with the February 2004 acquisition of Midwestern trucking operations. Saia operating income, excluding impact of 2004 integration charges, improved 26 percent and first-quarter operating ratio improved 40 basis points to 94.6 percent. Less-than-truckload (LTL) tonnage for Saia rose 9 percent from the first quarter of 2004, and LTL revenue per hundredweight, excluding fuel surcharge, was up 3 percent.

Jevic revenue was $86.3 million in the first quarter, up 5 percent from a year earlier. Operating income for Jevic was $0.5 million in the first quarter, compared to $1.9 million in the first quarter of 2004. The operating ratio for the quarter was 99.4 percent. Pricing continued to be strong, but weaker than expected volumes and higher operating expenses impacted profitability. After

SCS Transportation Announces First Quarter EPS of $0.26

completing an organizational realignment in January, we believe Jevic is making progress in improving service consistency and implementing cost efficiency initiatives.

Holding company operating expenses, compared with a year earlier, were favorably impacted by $0.9 million due to the effects of relative stock price performance on equity-based compensation plans.

Financial Position

Net capital expenditures for the quarter were $15 million. Cash flows enabled the Company to reduce its debt to total capital ratio to 35.6 percent at March 31, 2005, compared with 36.6 percent at December 31, 2004. SCS Transportation ended the first quarter of 2005 well positioned for further growth opportunities.

Conference Call

SCS Transportation will hold its quarterly conference call on Wednesday, April 20, 2005, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). To participate, please dial 1-800-275-8866, or 1-706-634-4936 for international calls. Callers should dial in five to ten minutes before the starting time. This call will be webcast live via the Company’s web site at www.scstransportation.com and will be archived on the site. A replay of the call also will be available from two hours after completion through April 27, 2005, by dialing 1-800-642-1687 and using conference code 4978786.

SCS Transportation, Inc. provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With annual revenue now exceeding $1 billion, the Company focuses on regional and interregional less-than-truckload (LTL) and selected truckload (TL) and time-definite services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 8,900 employees nationwide.

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking

SCS Transportation Announces First Quarter EPS of $0.26

statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers, fuel, purchased transportation and operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

# # #

INVESTOR CONTACT:	Greg Drown
SCS Transportation, Inc.
816-714-5906
gdrown@scstransportation.com

MEDIA CONTACT:	Dick Johnson
Johnson Strategic Communications, Inc.
913-649-8885
dick@johnsonstrategic.com

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,809	$7,499
Accounts receivable	114,801	110,044
Prepaid expenses and other	32,714	35,721

Total current assets	158,324	153,264
PROPERTY AND EQUIPMENT:
Cost	580,206	569,526
Less: Accumulated depreciation	255,531	248,914

Net property and equipment	324,675	320,612
GOODWILL AND OTHER ASSETS	34,500	34,862

Total assets	$517,499	$508,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and checks outstanding	$38,927	$33,193
Wages and employees’ benefits	32,595	35,761
Other current liabilities	32,884	28,981
Current portion of long-term debt	–	1,263

Total current liabilities	104,406	99,198
OTHER LIABILITIES:
Long-term debt	120,127	121,547
Deferred income taxes	57,478	57,662
Claims, insurance and other	18,012	17,789

Total other liabilities	195,617	196,998
SHAREHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	206,760	205,800
Deferred compensation trust	(1,114)	(1,116)
Retained earnings	11,815	7,843

Total shareholders’ equity	217,476	212,542

Total liabilities and shareholders’ equity	$517,499	$508,738

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Income Statements
For the Quarter Ended March 31, 2005 and 2004
(Amounts in thousands, except per share data)
(Unaudited)

	2005	2004
OPERATING REVENUE	$253,288	$225,276
OPERATING EXPENSES:
Salaries, wages and employees’ benefits	140,687	127,943
Purchased transportation	21,016	20,152
Operating expenses and supplies	52,134	42,137
Operating taxes and licenses	10,427	9,140
Claims and insurance	8,450	6,481
Depreciation and amortization	11,669	11,622
Operating (gains) and losses	(334)	9
Integration charges	–	1,004

Total operating expenses	244,049	218,488

OPERATING INCOME	9,239	6,788
NONOPERATING EXPENSES:
Interest expense	2,421	2,421
Other, net	112	(75)

Nonoperating expenses, net	2,533	2,346
INCOME BEFORE INCOME TAXES	6,706	4,442
Income tax provision	2,734	1,835

NET INCOME	$3,972	$2,607

Average common shares outstanding — basic	15,059	14,741

Average common shares outstanding — diluted	15,419	15,239

Basic earnings per share	$0.26	$0.18

Diluted earnings per share	$0.26	$0.17

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Quarter Ended March 31, 2005 and 2004
(Amounts in thousands)
(Unaudited)

	2005	2004
OPERATING ACTIVITIES:
Net cash from operating activities	$21,057	$1,008
INVESTING ACTIVITIES:
Acquisition of property and equipment	(16,803)	(4,847)
Proceeds from disposal of property and equipment	1,364	1,584
Acquisition of subsidiary, net of cash received	–	(23,040)

Net cash used in investing activities	(15,439)	(26,303)
FINANCING ACTIVITIES:
Repayment of long-term debt	(2,735)	–
Proceeds from stock option exercises	427	370

Net cash from (used in) financing activities	(2,308)	370

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	3,310	(24,925)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	7,499	30,870

CASH & CASH EQUIVALENTS, END OF PERIOD	$10,809	$5,945

Saia Motor Freight Line, Inc.
Financial Information
For the Quarter Ended March 31, 2005 and 2004
(Amounts in thousands)

	First Quarter		%
	2005	2004	Change
Operating revenue (excluding fuel surcharge)	153,940	136,708	12.6
Operating revenue	166,965	142,816	16.9
Operating income	8,963	6,093	47.1
Integration charges*	–	1,004
Operating income excluding integration charges*	8,963	7,097	26.3
Operating ratio	94.6	95.7
Operating ratio excluding integration charges*	94.6	95.0

					First Quarter
		First Quarter		%	Amount/Workday		%
		2005	2004	Change	2005	2004	Change
Workdays					64	64
F/S Revenue	LTL	154,717	132,364	16.9	2,417.5	2,068.2	16.9
	TL	12,248	10,452	17.2	191.4	163.3	17.2
	Total	166,965	142,816	16.9	2,608.9	2,231.5	16.9
Revenue excluding	LTL	155,143	132,690	16.9	2,424.1	2,073.3	16.9
revenue recognition	TL	12,282	10,478	17.2	191.9	163.7	17.2
adjustment	Total	167,425	143,168	16.9	2,616.0	2,237.0	16.9
Tonnage	LTL	729	670	8.8	11.39	10.47	8.8
	TL	151	144	5.0	2.37	2.25	5.0
	Total	880	814	8.2	13.76	12.72	8.2
Shipments	LTL	1,309	1,235	6.0	20.45	19.30	6.0
	TL	21	19	11.1	0.32	0.29	11.1
	Total	1,330	1,254	6.1	20.77	19.59	6.1
Revenue/cwt.	LTL	10.64	9.90	7.4
	TL	4.06	3.64	11.6
	Total	9.51	8.79	8.1
Revenue/cwt.	LTL	9.75	9.45	3.2
(excluding fuel surcharge)	TL	4.01	3.61	11.3
	Total	8.77	8.42	4.2
Revenue/shipment	LTL	118.53	107.44	10.3
	TL	596.45	565.22	5.5
	Total	125.94	114.21	10.3
Pounds/shipment	LTL	1,114	1,085	2.7
	TL	14,703	15,548	(5.4)
	Total	1,325	1,299	2.0

*	– Integration charges consist of employee retention and stay bonuses, communications, re-logoing the fleet of Clark Bros., technology integration and other items in connection with the integration of the operations of Clark Bros. Management believes that excluding these charges more accurately reflects the core operating performance of Saia.

Jevic Transportation, Inc.
Financial Information
For the Quarter Ended March 31, 2005 and 2004
(Amounts in thousands)

	First Quarter		%
	2005	2004	Change
Operating revenue (excluding fuel surcharge)	79,570	78,787	1.0
Operating revenue	86,323	82,460	4.7
Operating income	518	1,881
Operating ratio	99.4	97.7

					First Quarter
		First Quarter		%	Amount/Workday		%
		2005	2004	Change	2005	2004	Change
Workdays					63	64
F/S Revenue	LTL	56,032	54,205	3.4	889.4	847.0	5.0
	TL	27,586	25,524	8.1	437.9	398.8	9.8
	Other	2,705	2,731	(1.0)	42.9	42.7	0.6
	Total	86,323	82,460	4.7	1,370.2	1,288.5	6.3
Revenue excluding	LTL	56,118	54,492	3.0	890.8	851.4	4.6
revenue recognition	TL	27,628	25,660	7.7	438.5	400.9	9.4
adjustment	Other	2,705	2,731	(1.0)	42.9	42.7	0.6
	Total	86,451	82,883	4.3	1,372.2	1,295.0	6.0
Tonnage	LTL	261	274	(4.8)	4.14	4.28	(3.3)
	TL	303	306	(0.7)	4.82	4.77	0.9
	Total	564	580	(2.6)	8.96	9.05	(1.1)
Shipments	LTL	223	227	(1.5)	3.55	3.55	–
	TL	35	36	(1.4)	0.56	0.56	0.2
	Total	258	263	(1.5)	4.11	4.11	0.1
Revenue/cwt.	LTL	10.77	9.95	8.2
	TL	4.55	4.20	8.4
	Total	7.42	6.92	7.3
Revenue/cwt.	LTL	9.90	9.49	4.3
(excl. fuel surcharge)	TL	4.19	4.01	4.5
	Total	6.83	6.60	3.4
Revenue/shipment	LTL	251.10	240.12	4.6
	TL	779.97	714.23	9.2
	Total	323.45	304.92	6.1
Pounds/shipment	LTL	2,332	2,413	(3.4)
	TL	17,133	17,009	0.7
	Total	4,372	4,411	(0.9)